UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

__________________

May 18, 2013

Date of Report (Date of Earliest event reported)

TEXAS GULF ENERGY, INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Nevada	333-149857	26-0338889
(State or (State or other Jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1602 Old Underwood Road, La Porte, TX	77571
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	(281) 867-8500

N/A

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a) - Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On May 18, 2013, the board of directors (the “Board”) of Texas Gulf Energy, Incorporated (the “Company”), after consultation with and upon the recommendation of management, concluded that the Company's previously issued audited financial statements as of and for the year ended December 31, 2012, as presented in the Company’s Annual Report on Form 10-K for such period (the “Form 10-K”), should no longer be relied upon. The Board came to such conclusion due to findings that there appear to be deficiencies in the internal controls and procedures underlying the preparation of such financial statements. The Company’s CFO has been instructed by the Board to immediately confer with the Company’s auditor, and if deemed material, to correct any erroneous information, and to restate the financial statements contained in the Form 10-K, if necessary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2013	TEXAS GULF ENERGY, INCORPORATED

	By:	/s/ Craig Crawford
Name: Craig Crawford Title: Chief Financial Officer